As filed with the Securities and Exchange Commission on November 21, 1997.
	Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

SHELDAHL, INC.
(Exact name of registrant as specified in its charter)

	Minnesota	                             41-0758073
	(State or other jurisdiction of	    (I.R.S. Employer
	incorporation or organization)	     Identification No.)

1150 Sheldahl Road
Northfield, Minnesota 55057
(Address of Principal Executive Offices and zip code)
____________________________

SHELDAHL, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)
____________________________
Copy to:
James E. Donaghy	              					Charles P. Moorse
President						                    	Kristin L. Johnson
1150 Sheldahl Road      						      Lindquist & Vennum P.L.L.P.
Northfield, Minnesota 55057					    4200 IDS Center
(507) 663-8000						               	Minneapolis, MN 55402
(Name, address and telephone				   	(612) 371-3211
 number, including area code,
 of agent for service)


CALCULATION OF REGISTRATION FEE

                                  		Proposed	     Proposed
Title of		                          Maximum	      Maximum
Securities	            Amount	      Offering	    Aggregate	  Amount of
to be	                  to be	       Price	       Offering	 Registration
Registered	          Registered	   Per Share(1)	  Price(1)     	Fee

Common Stock,    	 250,000 shares    	$17.31    	$4,327,500  	$1,312
$.25 par value,
to be issued pursuant
to Sheldahl, Inc. Employee Stock Purchase Plan

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Companys Common Stock on the Nasdaq National Market on November 18, 1997.


	PART I

Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

	PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)	The Annual Report of the Company on Form 10-K for the fiscal year ended
August 30, 1996.

(b)	The Definitive Proxy Statement dated November 27, 1996 for the 1997 Annual
Meeting of Shareholders held January 8, 1997.

(c)	The Quarterly Reports of the Company on Form 10-Q for the quarters ended
November 29, 1996, February 28, 1997 and May 30, 1997.

(d)	The description of the Company's Common Stock as set forth in the
Company's Form S-2 Registration Statement dated June 22, 1994 (Registration No. 33-79266), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Gerald E. Magnuson, Secretary of the Company, is Of Counsel with Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.  Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1)	Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2)	Acted in good faith;

(3)	Received no improper personal benefit and section 302A.255 (Director
Conflicts of Interest), if applicable, has been satisfied;

(4)	In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5)	In the case of acts or omissions occurring in the official  capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1	Sheldahl, Inc. Employee Stock Purchase Plan

5.1	Opinion of Lindquist & Vennum P.L.L.P.

23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2	Consent of Arthur Andersen LLP, independent public accountants

24.1	Power of Attorney (set forth on the signature page hereof)


Item 9. Undertakings.

(a)	The Company hereby undertakes to:

(1)	File, during any period in which offers or sells securities, a post-
effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.


Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	For determining liability under the Securities Act, treat each post-
effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Companys annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Minnesota, on November 21, 1997.

SHELDAHL, INC.


By   /s/ James E. Donaghy
     James E. Donaghy, Chief Executive Officer


POWER OF ATTORNEY

The undersigned officers and directors of Sheldahl, Inc. hereby constitute and appoint James E. Donaghy and Gerald E. Magnuson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on November 21, 1997 in the capacities indicated.

Signature


/s/ James E. Donaghy
James E. Donaghy, Chief Executive Officer
(Principal Executive Officer) and Director

/s/ John V. McManus
John V. McManus, Vice President - Finance
(Principal Financial Officer)

/s/ James S. Womack
James S. Womack, Chairman of the Board

/s/ Richard S. Wilcox
Richard S. Wilcox, Director

/s/ Kenneth J. Roering
Kenneth J. Roering, Director

/s/ William B. Miller
William B. Miller, Director

/s/ Gerald E. Magnuson
Gerald E. Magnuson, Director

/s/ John G. Kassakian
John G. Kassakian, Director

/s/ Beekman Winthrop
Beekman Winthrop, Director
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